Exhibit 99.1

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED

FINANCIAL AND OPERATING DATA

The following summary consolidated financial data should be read together with our most recent Annual Report on Form 10-K, as amended, for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the three months ended March 31, 2012. The summary consolidated statement of operations data below for the years ended December 31, 2011 and 2010 and the summary balance sheet data for the years ended December 31, 2011 and 2010 have been derived from our audited consolidated financial statements that are included in this offering memorandum. The summary consolidated pro forma statement of operations data below for the three months ended March 31, 2012, and the summary consolidated pro forma balance sheet data as of March 31, 2012, have been derived from our unaudited consolidated financial statements that are included in this offering memorandum. See “Selected Historical Consolidated Financial Data” for our summary consolidated statement operations data for the three months ended March 31, 2012. Our unaudited consolidated financial statements are prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Historical results are not necessarily indicative of results to be expected in the future, and operating results for the three months ended March 31, 2012 are not necessarily indicative of results that may be expected for the full year or future periods.

The summary unaudited pro forma condensed consolidated financial data are based on our unaudited historical consolidated financial statements appearing elsewhere in this offering memorandum and give effect to the TransTex Acquisition, the ArcLight Investment, the Baytex Acquisition, the sale of the notes and the concurrent offering of our common stock and the application of the net proceeds therefrom as described under “Use of Proceeds” as if such events had occurred on March 31, 2012 for purposes of the pro forma balance sheet and as if the Eagle Operating Acquisition and the Utica Acreage Acquisition had occurred on January 1, 2011 for purposes of the statement of operations. The pro forma adjustments used in the preparation of the pro forma condensed consolidated financial information are based upon available information and assumptions that we believe are reasonable; however, we can provide no assurance that the assumptions are correct. The pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the TransTex Acquisition, the ArcLight Investment, the Baytex Acquisition, the sale of the notes and the concurrent offering of our common stock and the application of the net proceeds therefrom as described under “Use of Proceeds” occurred on March 31, 2012 for purposes of the pro forma balance sheet and, together with the Eagle Operating Acquisition and the Utica Acreage Acquisition, as of January 1, 2011 for purposes of the statement of operations. The pro forma condensed consolidated financial information also should not be considered representative of our future financial condition or results of operations.

This information is a summary and should be read in conjunction with “Use of Proceeds,” “Capitalization,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this offering memorandum.

	For the year ended December 31,		Pro Forma for the Year Ended December 31,		Pro Forma for the Three Months Ended March 31,		Pro Forma for the Three Months Ended March 31,
(In thousands, except shares and per-share data)	2010(1)	2011(1)	2011		2011		2012
			(unaudited)		(unaudited)		(unaudited)
Statement of Operations:
Revenues
Oil and gas sales	$27,715	$106,266	$130,950		$19,254		$59,245
Field operations and other	3,372	9,865	19,750		3,318		8,807
Total revenues	31,087	116,131	150,700		22,572		68,052
Operating expenses
Oil and gas production	13,640	36,079	45,456		6,398		17,911
Field operations	3,509	7,879	12,873		2,098		4,364
Impairment of unproved oil & gas properties	—	1,108	1,108		—		8,671
Impairment of proved oil & gas properties	306	21,792	21,792		—		—
Depletion, depreciation, amortization and accretion	8,756	48,762	64,381	(2)	11,284	(2)	31,474	(2)
General and administrative	24,848	62,899	65,426		7,447		16,140
Total expenses	51,059	178,519	211,036		27,227		78,560
Operating income (expense)	(19,972)	(62,388)	(60,336)		(4,655)		(10,508)
Other income (expense)
Interest expense net of interest income	(3,523)	(11,957)	(49,739	)(2)	(11,945	)(2)	(13,339	)(2)
Gain (loss) on derivative contracts	814	(6,346)	(6,346)		(3,341)		(1,415)
Other	—	606	606		—		368
Total other income (expense)	(2,709)	(17,697)	(55,479)		(15,286)		(14,386)
Net operating income (loss)	(22,681)	(80,085)	(115,815)		(19,941)		(24,894)
Income Tax Benefit	—	696	696		—		810
(Income) Loss attributable to non-controlling interest	(129)	(249)	(249)		(32)		26
Income from discontinued operations	9,010	2,977	2,977		260		4,679
Dividends on preferred stock	(2,467)	(14,007)	(22,551)		(4,744)		(6,878)
Net income to common shareholders	$(16,267)	$(90,668)	$(134,942)		$(24,457)		$(26,257)

(1)         Certain prior period balances were reclassified to conform to the March 31, 2012 presentation. Such reclassifications had no impact on net income, working capital, or equity previously reported.

(2)         The summary pro forma financial statements reflect adjustments for depreciation, depletion, and accretion expense of $15.6 million for the year ended December 31, 2011 and $5.8 million and $4.7 million for the three months ended March 31, 2011 and 2012, respectively, as a result of treating the acquisitions and ancillary transactions as if they had occurred on January 1, 2011. Depletion was calculated using the units of production. The summary pro forma financial statements also reflect adjustments for interest expense of $37.8 million for the year ended December 31, 2011 and $11.2 million and $8.0 million for the three months ended March 31, 2011 and 2012, respectively, as a result of treating the acquisitions and ancillary transactions as if they had occurred January 1, 2011.

Reconciliation of Adjusted EBITDAX Data:

(In thousands)	Pro Forma for the Three Months Ended March 31, 2012
(unaudited)
Net income (loss) from continuing operations	$(17,137)
Add back:
Net interest expense	5,384
Loss (Gain) on sale of assets	274
Depletion, Depreciation & Amortization	26,728
Impairment of oil and gas properties	8,671
Exploration expense	345
Non-Cash Stock Comp. expense	4,617
Non-recurring acquisition and other expense	2,533
Non-recurring LOE	781
Income tax benefit	(810)
Unrealized loss (gain) on derivatives	2,902
EBITDAX	34,288
Eagle Operating Acquisition Adjustments	1,016
Baytex Acquisition Adjustments	4,455
TransTex Acquisition Adjustments	316
Adjusted EBITDAX(1)	$40,075

(1)         Adjusted EBITDAX is a non-GAAP financial measure. For a definition of Adjusted EBITDAX, see “Non-GAAP Financial Measures.”

	As of December 31,		As of March 31,	Pro Forma as of March 31,
(In thousands)	2010	2011(1)	2012	2012
Balance Sheet Data:
Cash and cash equivalents	$554	$14,851	$31,499	$31,506
Total current assets	13,126	77,669	101,144	105,191
Net oil and gas properties	189,912	962,965	1,105,002	1,416,452
Gas gathering and other equipment	42,689	112,169	122,996	178,590
Other long-term assets	3,240	15,957	20,514	30,394
Total assets	248,967	1,168,760	1,349,656	1,730,627
Current liabilities	44,235	167,675	171,329	179,570
Total liabilities	75,409	578,108	667,097	849,799
Mezzanine Preferred Stock	70,236	100,000	158,132	204,932
Stockholders’ equity	103,322	490,652	524,427	675,896

(1)         Certain amounts have been reclassified to conform with current presentation of discontinued operations.

SUMMARY PRO FORMA RESERVES AND PRO FORMA OPERATING DATA

The following table presents summary data with respect to our estimated net proved oil and natural gas reserves as of the dates indicated. Cawley, Gillespie & Associates, Inc. and AJM Deloitte and Touche, LLP, our independent petroleum engineers, prepared our estimated reserves as of December 31, 2011 and Cawley, Gillespie & Associates, Inc. prepared our estimated reserves as of December 31, 2010. Our estimated reserves as of March 31, 2012, and the estimated pro forma reserves for the Baytex Acquisition are based on our internal estimates. Reserve estimates are inherently imprecise and remain subject to revisions based on production history, results of additional exploration and development drilling, results of secondary and tertiary recovery applications, prevailing oil and natural gas prices and other factors. Reserve estimates based on our internal estimates may be subject to more imprecision than if prepared by a third party. You should read the notes following the table below and our consolidated financial statements and related notes included elsewhere in this offering circular in conjunction with the following reserve estimates.

	As of December 31,
	2010	2011	As of March 31, 2012
	Magnum Hunter Resources(4)	Magnum Hunter Resources(4)	Magnum Hunter Resources(4)	Baytex Acquisition(4)(5)	Pro Forma As Adjusted(5)
Summary Pro Forma Reserves and Pro Forma Operating Data
Net Proved Reserves:
Proved Developed Oil Reserves (Thousands of Barrels, or MBbls)	3,720	9,179	11,103	1,393	12,496
Proved Undeveloped Oil Reserves (Thousands of Barrels, or MBbls)	3,104	12,531	16,003	6,678	22,679
Total Proved Oil Reserves (MBbls)	6,824	21,710	27,105	8,069	35,174
Proved Developed Gas Reserves (Million Cubic Feet, or MMcf)	18,887	90,198	86,921	0	86,921
Proved Undeveloped Gas Reserves (Million Cubic Feet, or MMcf)	20,564	49,126	54,371	3,653	58,024
Total Proved Gas Reserves (MMcf)	39,451	139,324	141,292	3,653	144,945
Total Proved Oil Equivalents (Thousands of Barrels, or MBOE)(1)	13,399	44,931	50,654	8,678	59,332
PV-10 (Millions)(2)(3)	$177.80	$616.90	$795.6	$150.6	$946.2

(1)          The oil reserves include oil and condensate. Oil volumes are expressed in barrels. Gas volumes are expressed in thousands of standard cubic feet (Mcf). A barrel of oil equivalent conversion ratio of 6 Mcf: 1 barrel has been used.

(2)          We calculated the present value of estimated future net revenues as of March 31, 2012 using the 12 month arithmetic average first of month price from April 2011 through March 2012. The average resulting priced used as of March 31, 2012 was $98.15 per barrel of oil and $3.71 per MMbtus for gas. We calculated the present value of estimated future net revenues as of December 31, 2011 and 2010 using the 12 month arithmetic average first of month price January through December for the respective years. The average resulting price used as of December 31, 2011 was $96.19 per barrel of oil and $4.11 per MMbtus of gas. The average resulting price used as of December 31, 2009 was $79.43 per barrel of oil and $4.37 per MMbtus of gas.

(3)          The Present Value of Estimated Future Net Revenues, Discounted at 10% (“PV-10”) is a non-GAAP financial measure. For a definition of PV-10, see “Non-GAAP Financial Measures.” See Supplemental Oil and Gas Reserve Information (Unaudited) following our audited financial statements for the years ended December 31, 2011 and 2010. PV-10 is considered a non-GAAP financial measure under SEC regulations because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows.

(4)          The estimated reserves at December 31, 2011 and 2010 were prepared by Cawley, Gillespie & Associates, Inc. using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the Securities and Exchange Commission (SEC) and the estimated reserves at December 31, 2011 were prepared by AJM Deloitte and Touche, LLP in accordance with generally accepted petroleum engineering practices and procedures detailed within the Canadian Oil and Gas Evaluation Handbook, set out by the Society of Petroleum Evaluation Engineers as well as the Society of Petroleum Engineers’ Standards Pertaining to the Estimation and Auditing of Oil and Gas Reserves and conform to the reserve definitions as set forth in the SEC’s Regulation S-X Part 210.4-10(a) and as clarified in subsequent SEC Staff Accounting Bulletins.

(5)          Includes the pro forma impact of the Baytex Acquisition.

Non-GAAP Measures; Reconciliations

This offering memorandum contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this offering memorandum of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this offering memorandum.

PV-10 is the present value of the estimated future cash flows from estimated total proved reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future cash flows are discounted at an annual rate of 10% to determine their “present value”. We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating the Company. We believe that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry. However, PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

The standardized measure of discounted future net cash flows relating to our total proved oil and gas reserves is as follows (in thousands):

	As of March 31, 2012	As of December 31, 2011
	(Unaudited)	(Unaudited)
Future cash inflows	$2,893,358	$2,409,249
Future production costs	(862,238)	(765,048)
Future development costs	(368,128)	(330,007)
Future income tax expense	(349,717)	(253,721)
Future net cash flows	1,313,275	1,060,473
10% annual discount for estimated timing of cash flows	(715,634)	(586,077)
Standardized measure of discounted future net cash flows related to proved reserves	$597,641	$474,396
Reconciliation of Non-GAAP Measure
PV-10	$795,594	$616,870
Less: Income taxes
Undiscounted future income taxes	(349,717)	(253,721)
10% discount factor	151,764	111,247
Future discounted income taxes	(197,953)	(142,474)
Standardized measure of discounted future net cash flows	$597,641	$474,396

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements are based on our historical consolidated financial statements appearing elsewhere in this offering memorandum and give effect to the TransTex Acquisition, the ArcLight Investment, the Baytex Acquisition, the sale of the notes and the concurrent offering of our common stock and the application of the net proceeds therefrom as described under “Use of Proceeds” as if such events had occurred on March 31, 2012 for purposes of the unaudited pro forma condensed consolidated balance sheet and had occurred, including the Eagle Operating Acquisition and the Utica Acreage Acquisition on January 1, 2011 for purposes of the unaudited pro forma condensed consolidated statement of operations. The pro forma adjustments used in the preparation of the pro forma condensed consolidated financial information are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or necessarily be indicative of what our financial condition or results of operations would have been had the TransTex Acquisition, the ArcLight Investment, the Baytex Acquisition, the sale of the notes and the concurrent offering of our common stock and the application of the net proceeds therefrom as described under “Use of Proceeds” as if such events had occurred on March 31, 2012 for purposes of the unaudited pro forma condensed consolidated balance sheet and had occurred, including the Eagle Operating Acquisition and the Utica Acreage Acquisition on January 1, 2011 for purposes of the unaudited pro forma condensed consolidated statement of operations. The pro forma condensed consolidated financial information also should not be considered representative of our future financial condition or results of operations.

This information should be read in conjunction with “Summary—Recent Developments,” “Capitalization,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes included elsewhere in this offering memorandum.

The Unaudited Pro Forma Balance Sheet reflects the preliminary adjustments and allocation of purchase price to record the estimated fair values of the assets and liabilities acquired in the acquisitions of the assets from Baytex, TransTex Gas Services, LP, Eagle Operating, Inc. and for the Utica Shale Acreage.

The final entries, and the resulting effect on Magnum Hunter’s balance sheet as well as items in Magnum Hunter’s income statements, may differ based on the actual determination of the fair values of the assets acquired and liabilities assumed. The historical financial information presented for Baytex, TransTex Gas Services, L.P., Eagle Operating, Inc. and the Utica Shale Acreage have not been audited or reviewed by any outside accounting firm.

Transaction costs related to these acquisitions will be recorded as expenses in the periods in which these costs are incurred. These expenses are not included in the Unaudited Pro Forma Combined Income Statements.

The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the notes thereto and with the consolidated financial statements of Magnum Hunter and the notes thereto.

The Unaudited Pro Forma Combined Financial Data are not indicative of the financial position or results of operations of Magnum Hunter which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, changes in prices paid for oil and natural gas, future acquisitions, drilling activity and other factors.

The unaudited Pro Forma Combined Financial Data includes financial information received from Baytex, TransTex Gas Services, and Eagle Operating and such financial information has been accepted and incorporated as presented without independent verification of such financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2012

(in thousands, except share and per-share data)

	Magnum Hunter Historical	ArcLight Second Closing Pro Forma Adjustments		Senior Notes and Common Stock Offering Pro Forma Adjustments		Retire Revolving Debt and Term Loan Pro Forma Adjustments		Baytex Pro Forma Adjustments		TransTex Gas Services Pro Forma Adjustments		Combined Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,499	$46,800	(1)	$580,896	(2)	$(269,896	)(3)	$(311,000	)(4)	$(46,793	)(5)	$31,506
Accounts receivable	52,461	—		—		—		—		710	(5)	53,171
Derivative assets	9,288	—		—		—		—		—		9,288
Prepaids and other current assets	7,896	—		—		—		—		3,330	(5)	11,226
Total current assets	101,144	46,800		580,896		(269,896)		(311,000)		(42,753)		105,191
PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	1,105,002	—		—		—		311,450	(4)	—		1,416,452
Gas gathering and other equipment	122,996	—		—		—		—		55,594	(5)	178,590
Total property and equipment, net	1,227,998	—		—		—		311,450		55,594		1,595,042
OTHER ASSETS:
Deferred financing costs, net of amortization	10,669	—		13,751	(2)	(3,871	)(3)	—		—		20,549
Derivatives and other long-term assets	9,845	—		—		—		—		—		9,845
Total assets	$1,349,656	$46,800		$594,647		$(273,767)		$450		$12,841		$1,730,627
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$5,159	$—		$—		$—		$—		$—		$5,159
Accounts payable	132,889	—		7,100	(2)	—		—		953	(5)	140,942
Accrued liabilities	6,397	—		—		—		—		188	(5)	6,585
Revenue payable	17,947	—		—		—		—		—		17,947
Derivatives and other current liabilities	8,937	—		—		—		—		—		8,937
Total current liabilities	171,329	—		7,100		—		—		1,141		179,570
Notes payable, less current portion	364,366	—		443,907	(2)	(269,896	)(3)	—		—		538,377
Asset retirement obligation	22,457	—		—		—		450	(4)	—		22,907
Deferred tax liability	94,987	—		—		—		—		—		94,987
Derivative and other long term liability	13,958	—		—		—		—		—		13,958
Total liabilities	667,097	—		451,007		(269,896)		450		1,141		849,799
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK:
Series A Preferred Units of Eureka Hunter Holdings	58,132	46,800	(1)	—		—		—		—		104,932
Series C Cumulative Perpetual Preferred Stock	100,000	—		—		—		—		—		100,000
SHAREHOLDERS’ EQUITY:
Shareholders’ equity	522,257	—		143,640	(2)	(3,871	)(3)	—		—		662,026
Non-controlling interest	2,170	—		—		—		—		11,700	(5)	13,870
Total Equity	524,427	—		143,640		(3,871)		—		11,700		675,896
Total liabilities and shareholders’ equity	$1,349,656	$46,800		$594,647		$(273,767)		$450		$12,841		$1,730,627

See accompanying notes to Unaudited Pro Forma Combined Financial Data

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

Three months Ended March 31, 2012

(in thousands, except shares and per share data)

	Magnum Hunter Historical	Baytex Assets Historical	TransTex Gas Services Historical	Eagle Operating Historical	ArcLight First and Second Closing Pro Forma Adjustments		Senior Notes and Common Stock Offering Pro Forma Adjustments		Baytex Pro Forma Adjustments	TransTex Gas Services Pro Forma Adjustments		Eagle Operating Pro Forma Adjustments		Utica Acreage Pro Forma Adjustments		Combined Pro Forma
REVENUE:
Oil and gas sales	$51,172	$5,985	$—	$2,088	$—		$—		$—	$—		$—		$—		$59,245
Field operations and other	6,024	—	2,783	—	—		—		—	—		—		—		8,807
Total revenue	57,196	5,985	2,783	2,088	—		—		—	—		—		—		68,052
EXPENSES:
Lease operating expenses	11,241	933	—	961	—		—		—	—		—		—		13,135
Severance taxes and marketing	3,723	597	—	111	—		—		—	—		—		—		4,431
Exploration	345	—	—	—	—		—		—	—		—		—		345
Field operations	2,838	—	1,526	—	—		—		—	—		—		—		4,364
Impairment of unproved oil & gas properties	8,671	—	—	—	—		—		—	—		—		—		8,671
Depreciation, depletion and accretion	26,728	—	296	—	—		—		2,955 (8)	684	(9)	811	(11)	—		31,474
General and administrative	15,199	—	941	—	—		—		—	—		—		—		16,140
Total expenses	68,745	1,530	2,763	1,072	—		—		2,955	684		811		—		78,560
INCOME (LOSS) FROM OPERATIONS	(11,549)	4,455	20	1,016	—		—		(2,955)	(684)		(811)		—		(10,508)
OTHER INCOME AND (EXPENSE):
Interest income	7	—	—	—	—		—		—	—		—		—		7
Interest expense	(5,384)	—	(230)	—	—		(7,853	)(7)	—	230	(10)	—		(109	)(12)	(13,346)
Gain (Loss) on derivative contracts	(1,415)	—	—	—	—		—		—	—		—		—		(1,415)
Other	368	—	265	—	—		—		—	(265	)(10)	—		—		368
Total other income and expense	(6,424)	—	35	—	—		(7,853)		—	(35)		—		(109)		(14,386)
Net loss from continuing operations before income taxes and non controlling interest	(17,973)	4,455	55	1,016	—		(7,853)		(2,955)	(719)		(811)		(109)		(24,894)
Income tax benefit	810	—	—	—	—		—		—	—		—		—		810
Net (income) loss attributable to non-controlling interest	26	—	—	—	—		—		—	—		—		—		26
Net loss attributable to Magnum Hunter from continuing operations	(17,137)	4,455	55	1,016	—		(7,853)		(2,955)	(719)		(811)		(109)		(24,058)
Income from discontinued operations	4,679	—	—	—	—		—		—	—		—		—		4,679
Net loss	(12,458)	4,455	55	1,016	—		(7,853)		(2,955)	(719)		(811)		(109)		(19,379)
Dividends on preferred stock	(4,594)	—	—	—	(2,284	)(6)	—		—	—		—		—		(6,878)
Net loss attributable to common shareholders	$(17,052)	$4,455	$55	$1,016	$(2,284)		$(7,853)		$(2,955)	$(719)		$(811)		$(109)		$(26,257)

See accompanying notes to Unaudited Pro Forma Combined Financial Data

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

Year Ended December 31, 2011

(in thousands, except shares and per share data)

	Magnum Hunter Historical	Baytex Assets Historical	TransTex Gas Services Historical	Eagle Operating Historical	ArcLight First and Second Closing Pro Forma Adjustments		Senior Notes and Common Stock Offering Pro Forma Adjustments		Baytex Pro Forma Adjustments	TransTex Gas Services Pro Forma Adjustments		Eagle Operating Pro Forma Adjustments		Utica Acreage Pro Forma Adjustments		Combined Pro Forma
REVENUE:
Oil and gas sales	$106,266	$15,101	$—	$9,583	$—		$—		$—	$—		$—		$—		$130,950
Field operations and other	9,865	—	9,885	—	—		—		—	—		—		—		19,750
Total revenue	116,131	15,101	9,885	9,583	—		—		—	—		—		—		150,700
EXPENSES:
Lease operating expenses	27,067	1,782	—	4,998	—		—		—	—		—		—		33,847
Severance taxes and marketing	7,475	1,994	—	603	—		—		—	—		—		—		10,072
Exploration	1,537	—	—	—	—		—		—	—		—		—		1,537
Field operations	7,879	—	4,994	—	—		—		—	—		—		—		12,873
Impairment of unproved oil & gas properties	1,108	—	—	—	—		—		—	—		—		—		1,108
Impairment of proved oil & gas properties	21,792	—	—	—	—		—		—	—		—		—		21,792
Depreciation, depletion and accretion	48,762	—	983	—	—		—		8,512 (8)	2,935	(9)	3,189	(11)	—		64,381
General and administrative	62,899	—	2,527	—	—		—			—		—		—		65,426
Total expenses	178,519	3,776	8,504	5,601	—		—		8,512	2,935		3,189		—		211,036
INCOME (LOSS) FROM OPERATIONS	(62,388)	11,325	1,381	3,982	—		—		(8,512)	(2,935)		(3,189)		—		(60,336)
OTHER INCOME AND (EXPENSE):
Interest income	27	—	—	—	—		—		—	—		—		—		27
Interest expense	(11,984)	—	(880)	—	—		(36,913	)(7)	—	880	(10)	—		(869	)(12)	(49,766)
Gain (Loss) on derivative contracts	(6,346)	—	—	—	—		—		—	—		—		—		(6,346)
Other	606	—	5,187	—	—		—		—	(5,187	)(10)	—		—		606
Total other income and expense	(17,697)	—	4,307	—	—		(36,913)		—	(4,307)		—		(869)		(55,479)
Net loss from continuing operations before income taxes and non controlling interest	(80,085)	11,325	5,688	3,982	—		(36,913)		(8,512)	(7,242)		(3,189)		(869)		(115,815)
Income tax benefit	696	—	—	—	—		—		—	—		—		—		696
Net (income) loss attributable to non-controlling interest	(249)	—	—	—	—		—		—	—		—		—		(249)
Net loss attributable to Magnum Hunter from continuing operations	(79,638)	11,325	5,688	3,982	—		(36,913)		(8,512)	(7,242)		(3,189)		(869)		(115,368)
Income from discontinued operations	2,977	—	—	—	—		—		—	—		—		—		2,977
																—
Net loss	(76,661)	11,325	5,688	3,982	—		(36,913)		(8,512)	(7,242)		(3,189)		(869)		(112,391)
Dividends on preferred stock	(14,007)	—	—	—	(8,544	)(6)	—		—	—		—		—		(22,551)
Net loss attributable to common shareholders	$(90,668)	$11,325	$5,688	$3,982	$(8,544)		$(36,913)		$(8,512)	$(7,242)		$(3,189)		$(869)		$(134,942)

See accompanying notes to Unaudited Pro Forma Combined Financial Data

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

(1)          To record the sale of 2,340,000 Series A Convertible Preferred Units of Eureka Hunter Holdings at a price of $20 per unit.

(2)          To record the effect of the senior notes offering with expected net proceeds of $432.2 million after an estimated $17.8 million in fees, expenses, and issuing discounts and common stock offering with expected net proceeds of $148.7 million after an estimated $8.8 million in fees and expenses based on selling 35,000,000 shares of Magnum Hunter common stock at a price of $4.50 per share. For purposes of this schedule, the proceeds from these transactions are applied against the acquisition of assets from Baytex for $311.0 million and against Magnum Hunter’s balance under the MHR Term Loan Facility of $100.0 million and the MHR Senior Revolving Credit Facility of $169.9 million in place as of March 31, 2012. Also, to record estimated additional transaction costs of $7.1 million related to the offerings.

(3)          To record the effect of applying $100.0 million of the proceeds from the senior notes offering against the outstanding balance under the MHR Term Loan Facility and $169.9 million of the proceeds against the MHR Senior Revolving Credit Facility. Also, to charge to expense $3.9 million of deferred finance charges related to the revolving and term credit facilities.

(4)          To record the acquisition of assets from Baytex for an estimated purchase price of $311 million. The acquisition is accounted for under the purchase method of accounting. All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment. The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

(in thousands)
Fair value of total purchase price:
Cash	$311,000
Total	$311,000
Amounts recognized for assets acquired and liabilities assumed:
Oil and gas properties	$311,450
Asset retirement obligation	(450)
Total	$311,000

(5)          To record the acquisition of assets from TransTex Gas Services, LP for an estimated purchase price of $58.5 million. The estimated purchase price includes the common units of Eureka Holdings that were issued to TransTex as partial consideration for the transaction. The acquisition is accounted for under the purchase method of accounting. All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment. The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

(in thousands)
Fair value of total purchase price:
Cash	$46,800
585,000 common units of Eureka Hunter Holdings valued at $20 per unit	11,700
Total	$58,500
Amounts recognized for assets acquired and liabilities assumed:
Working capital assumed	$2,906
Equipment and other fixed assets	55,594
Total	$58,500

(6)          To record the pro forma adjustment to distributions on preferred units as a result of treating the first and second closing of the ArcLight Investment in Eureka Holdings by ArcLight as if they had occurred on January 1, 2011. Preferred distributions are calculated at 8% per annum on the liquidation value of $106.8 million.

(7)          To record the pro forma adjustment to interest expense as a result of treating the sales of notes under our senior notes offering as if the sales had occurred on January 1, 2011.

(8)          To record the pro forma adjustment to the Baytex assets’ depletion expense and acquisition expenses as a result of treating the acquisition of Baytex assets as if it had occurred on January 1, 2011.

(9)          To record the pro forma adjustment to the depreciation expense of the assets of TransTex Gas Services, L.P. as a result of treating the acquisition of the assets from TransTex Gas Services, L.P. as if it had occurred on January 1, 2011.

(10)    To record the pro forma adjustment to eliminate TransTex Gas Services, L.P.’s interest expense and other income as reflected in their historical financial statements.

(11)    To record the pro forma adjustment to the Eagle Operating assets’ depletion expense as a result of treating the acquisition of the assets from Eagle Operating as if it had occurred on January 1, 2012.

(12)    To record the pro forma adjustment to the Utica Shale Acreage interest expense as a result of treating the acquisition of the Utica Shale Acreage as if it had occurred on January 1, 2011.